EXHIBIT 10.1

SENIOR NOTE PURCHASE AGREEMENT

THIS SENIOR NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of April 3, 2014, among AS SEEN ON TV, INC., a Florida corporation (“ASTV”), INFUSION BRANDS, INC., a Nevada corporation (“Infusion”), EDIETS.COM, INC., a Delaware corporation (“eDiets”), TV GOODS HOLDING CORPORATION, a Florida corporation (“TV Goods”), TRU HAIR, INC., a Florida corporation (“Tru Hair”), and RONCO FUNDING, LLC, a Delaware limited liability company (“RFL” and collectively with ASTV, Infusion, eDiets, TV Goods and Tru Hair, the “Credit Parties” and each individually, a “Credit Party”), and MIG7 INFUSION, LLC, a Florida limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser is an affiliate of Mallitz Investment Group, a lending institution in the regular business of securitized lending and mezzanine financing; and

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company wishes to undertake a debt financing, and the Purchaser wishes to provide such debt financing;

NOW, THEREFORE, for and in consideration of the sum of $10.00, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.

Definitions and Related Matters.

1.1

Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below (such meanings to be applicable to both the singular and plural forms of the terms defined):

“Account Assignment Agreement” means that certain Account Assignment Agreement by the Credit Parties in favor of the Purchaser pursuant to which the Credit Parties assigns all of their right, title and interest in and to, and grant a valid, first priority security interest in, the Interest Reserve Account and Operating Account to the Purchaser (subject to the terms and conditions set forth therein) and otherwise in form and substance satisfactory to the Purchaser.

“Account Control Agreement” means that certain Deposit Account Control Agreement (Hard Account Agreements) among the Credit Parties, Wells Fargo Bank, N.A. and the Purchaser granting control over the Interest Reserve Account and the Operating Account to the Purchaser (subject to the terms and conditions set forth therein) sufficient to perfect the security interest in the Interest Reserve Account and the Operating Account granted by the Credit Parties in favor of the Purchaser and otherwise in form and substance satisfactory to the Purchaser.

“Affiliate” of a named Person means (i) any Person owning ten percent (10%) or more of the voting stock or rights of the named Person or of which the named Person owns ten percent (10%) or more of such voting stock or rights; (ii) any Person controlling, controlled by, or under common control with the named Person; (iii) any officer or director of the named Person or any Affiliates of the named Person; and (iv) any family member of the named Person or any Affiliate of the named Person.

“Affiliated Group” means any affiliated group as defined in Section 1504 of the Code that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which a Credit Party or any of its Subsidiaries was a member.

“ASTV Merger” means the merger of a subsidiary of ASTV with and into Infusion on the terms set forth in Exhibit D.

“Bibby” means Bibby International Trade Finance, Inc., a Florida corporation.

“Bibby Debt” means the indebtedness owed from time to time by Infusion pursuant to that certain Amended and Restated Master Purchase and Sale Agreement dated October 10, 2012, and that certain Purchase Order Purchase and Tripartite Agreement, dated as of January 28, 2011, as amended, each in favor of Bibby in an amount not to exceed $2,500,000.00.

“Business Day” means any day other than a Saturday, Sunday or public holiday under the laws of the State of Florida or other day on which banking institutions are authorized or obligated to close in Sarasota, Florida.

“Capitalized Lease” means a lease under which the obligations of the lessee should, in accordance with GAAP consistently applied, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

“Capitalized Lease Obligations” means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP consistently applied and Statement of Financial Accounting Standards No. 13.

“Change in Control” shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of any Credit Party to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof); (b)  occupation of a majority of the seats (other than vacant seats) on the board of directors of any of Credit Party by Persons who were neither (i) nominated by the current board of directors of such entity or (ii) appointed by directors so nominated, except as may be deemed to occur as a result of changes contemplated by the ASTV Merger or the Ronco Acquisition; (c) ASTV shall cease to own, directly or indirectly, 100% of the outstanding equity interests of any of the other Credit Parties, or (d) ASTV shall cease to own, directly or indirectly, the participation interest acquired pursuant to the Ronco Acquisition (or the secured indebtedness underlying such participation interest).

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Collateral” means, collectively, the Interest Reserve Account and all of the assets of each of the Credit Parties, including without limitation the ownership interest in all of the Subsidiaries and all accounts receivable of the Credit Parties, and all other assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Loans.

“Common Stock” means the common stock, par value $0.0001 per share, of ASTV.

“Consolidated Net Income” means, for any period, the consolidated net after-tax income (or loss) of the Credit Parties and their Subsidiaries for such period determined in accordance with GAAP consistently applied; provided that in determining Consolidated Net Income hereunder, the following items shall be excluded: (i) gains from the sale or disposition of assets outside of the ordinary course of business and extraordinary items (determined in accordance with GAAP consistently applied) and non-recurring gains and gains from discontinued operations, (ii) income of any Person (other than Wholly-Owned Subsidiaries of the Credit Parties) in which the Credit Parties or any of their Subsidiaries has an ownership interest unless received by the Credit Parties or their Subsidiaries in a cash distribution and (iii) income of any Person realized prior to the date it became a Subsidiary of one of the Credit Parties or is merged into or consolidated with the Credit Parties or any of their Subsidiaries or prior to the date such Person’s assets are acquired by the Credit Parties or any of their Subsidiaries.

 “Dividends” means any distribution by a partnership, corporation, limited liability company or other entity with respect to its partnership interests, membership interests, capital stock or other ownership interests whether in cash, securities (including common and preferred ownership interests) or other property.

“EBITDA” means, for any period, the sum of (i) Consolidated Net Income for such period and (ii) only to the extent deducted in the determination of Consolidated Net Income for such period (a) any federal, state, local, foreign or other income or similar taxes for such period, (b) Total Interest Expense for such period and (c) amortization and depreciation, determined on a consolidated basis in accordance with GAAP consistently applied.

“Environmental and Safety Requirements” means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation), each as amended and as now or hereafter in effect.

“FarWest Debt” means the indebtedness owed from time to time by Ronco Holdings, Inc. pursuant to that certain ____________ dated __________, 2014.

“Federal Bankruptcy Code” means title 11 of the United States Code.

“GAAP” means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time (subject to the provisions of Section 1.3 hereof).

“Guarantee” means any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended (or continued) to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to (i) pay the Indebtedness or other liabilities of such obligor, (ii) purchase an obligation owed by such obligor, (iii) purchase goods and services from such obligor pursuant to a take-or-pay contract, (iv) maintain the capital, working capital, solvency or general financial condition of such obligor, or (v) otherwise assure any creditor of such obligor against loss (including by way of an agreement to repurchase or reimburse), whether or not any such arrangement is listed on the balance sheet of such other Person or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. The amount of any Guarantee shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed or determined amount, the maximum amount guaranteed or supported.

“Indebtedness” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt instrument, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than ninety (90) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP), (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit and banker acceptances), (v) any obligations for which a Person is obligated pursuant to a Guarantee, (vi) any obligations under Capitalized Leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person’s assets, and (viii) net obligations under hedging arrangements designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Inter-Creditor Agreement” means that certain Intercreditor Agreement among the Credit Parties, the Purchaser and Vicis dated as of the date hereof.

“Knowledge” or “aware” means, in respect of each Credit Parties and its Subsidiaries, the actual knowledge or awareness of the persons set forth on the Definitions Schedule hereto or knowledge or awareness such persons should have after due inquiry.

“Ronco Acquisition” means the acquisition of Ronco Funding LLC by Infusion on the terms set forth in Exhibit E.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind whatsoever (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against a Credit Party or any of its Subsidiaries or Affiliates, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to a Credit Party or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement.

“Loans” shall have the meaning ascribed to such term in the Note.

“Material Adverse Effect” means a materially adverse effect (i) on the financial condition, operating results, assets, liabilities, operations, business or prospects of the Credit Parties and their Subsidiaries taken as a whole, or (ii) the ability of a Credit Party to perform any of its obligations under the Note or any of the other Transaction Documents to which it is a party.

“Maturity Date” has the meaning set forth in the Note.

“MFC Debt” means the indebtedness owed from time to time by Infusion pursuant to that certain Loan and Security Agreement dated as of March 2, 2011 by and between Infusion and Media Funding Corporation, which the Credit Parties hereby represent and warrant is zero as of the date of this Agreement.

“Officer’s Certificate” means a certificate signed by an officer of each Credit Party on behalf of such Credit Party, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him or her to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

“Operating Account” means the account maintained at Wells Fargo Bank, N.A. into which all cash of the Credit Parties is to be deposited, pursuant to the terms of the Account Control Agreement.

“Operating Lease” means for any Person any lease of property which would not be classified as a Capitalized Lease under GAAP consistently applied, other than a lease under which such Person is the lessor.

“Permitted Indebtedness” means:

(i)

the Vicis Debt, the Bibby Debt, the MFC Debt, and the FarWest Debt, existing as of the date hereof, as reduced from time to time by the amount of all payments of principal on the Bibby Debt (which amounts may not be re-borrowed unless consented to by Purchaser),

(ii)

any Indebtedness incurred pursuant to the terms of this Agreement or the Note,

(iii)

trade payables incurred in the ordinary course of business;

(iv)

contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business, overdraft protection and netting services of banks;

(v)

contingent Indebtedness arising under performance, surety and other similar bonds issued for the benefit of a Credit Party;

(vi)

guarantees of Indebtedness of a Credit Party otherwise permitted hereunder and guarantees of ordinary course liabilities and leases of a Credit Party;

(vii)

Indebtedness relating to loans from a Credit Party to any of its Subsidiaries;

(viii)

accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business;

(ix)

the Subordinated Debt; and

(x)

any refinancing or renewal of any of the foregoing (a “New Loan”); provided, that (a) the maximum principal amount of any New Loan is not in excess of the original principal amount of the Indebtedness being refinanced or renewed, (b) the terms and covenants of such New Loan are not materially more restrictive on a Credit Party or any of its Subsidiaries than those of the existing Indebtedness, (c) such New Loan is secured by Liens on only such property of a Credit Party and its Subsidiaries as was the existing Indebtedness, and (d) Purchaser is notified prior to the consummation of such New Loan and thereafter promptly provided with copies of all of the agreements evidencing and securing such New Loan.

“Permitted Liens” means:

(i)

Liens arising under the Vicis/Bibby Debt Agreements and the agreements relating to the MFC Debt;

(ii)

Liens for taxes, assessments or governmental charges not yet due, or being contested in accordance with the terms hereof, but only if the existence of such Lien would not be reasonably likely to have a Material Adverse Effect;

(iii)

Liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

(iv)

Liens (a) that constitute purchase money security interests in any property acquired by a Credit Party or any of its Subsidiaries in the ordinary course of business securing Indebtedness so long as such Liens attach only to the property being acquired with the proceeds of such purchase money Indebtedness, and (b) arising in connection with Capitalized Lease Obligations permitted hereunder so long as such Liens only extend to or cover the assets subject to such Capitalized Lease Obligations;

(v)

Liens incurred or deposits made in the ordinary course of business (a) in connection with worker's compensation, social security, unemployment insurance and other like laws, or (b) in connection with sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

(vi)

reservations, easements, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real property owned by a Credit Party or any of its Subsidiaries; provided that such exceptions do not in the aggregate materially detract from the value of such property or materially interfere with its use in the ordinary conduct of the business of such Credit Party or any of its Subsidiaries;

(vii)

Liens consisting of rights of set-off of a customary nature or banker’s liens or statutory landlord liens and other liens imposed by law on amounts on deposit in accounts of a Credit Party or any of its Subsidiaries, whether arising by contract or operation of law, incurred in the ordinary course of business;

(viii)

any attachment or judgment lien not constituting an Event of Default;

(ix)

Liens incurred or deposits made to secure the performance of bids, tenders, leases, trade contracts (other than Indebtedness), public or statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(x)

 any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(xi)

liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xii)

such other Liens as the Purchaser may hereafter approve in writing; and

(xiii)

the replacement, extension or renewal of any of the foregoing upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

“Pledge Agreement” means that certain Pledge Agreement by ASTV in favor of the Purchaser pursuant to which ASTV pledges and grants a valid security interest in all of the other Credit Parties (subject to the terms and conditions set forth therein) and otherwise in form and substance satisfactory to the Purchaser.

“Potential Event of Default” means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Default.

“Securities” means the Note, the Warrant and the Warrant Shares (as defined in the Warrant).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Securities and Exchange Commission” means the U.S. Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“Security Agreement” means that certain Security Agreement by the Credit Parties in favor of the Purchaser pursuant to which the Credit Parties each grants a valid security interest in all of their assets (subject to the terms and conditions set forth therein) and otherwise in form and substance satisfactory to the Purchaser.

“Senior Debt” means indebtedness of the Credit Parties under this Agreement and the Note(s).

“Solvent” means, as to any Person, such Person (i) owns property whose fair saleable value is greater than the amount required to pay all of such Person’s Indebtedness (including contingent debts, discounted by the probability of such debts becoming due and payable), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

“Subordinated Debt” means the unsecured Indebtedness owed by the Credit Parties set forth in Subordinated Debt Schedule attached hereto and any unsecured indebtedness incurred after the date hereof that is expressly subordinate to the Note.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Tax” or “Taxes” means any federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

“Tax Return” means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

“Total Interest Expense” means, with respect to any fiscal period, interest expense as determined for the Credit Parties and their Subsidiaries on a consolidated basis and in accordance with GAAP.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Arca, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Global Market, the Nasdaq Capital Market, or any tier of the over-the-counter (“OTC”) market.

“Transaction Documents” means this Agreement, the Warrant, the Note, the Security Agreement, the Pledge Agreement, the Account Assignment Agreement, Account Control Agreement, the Inter-Creditor Agreement, the UCC-1 Financing Statements and each of the other agreements, documents, instruments and certificates executed pursuant to or in connection with any of the foregoing, but expressly excluding the Vicis/Bibby Debt Agreements.

“UCC-1 Financing Statements” means those UCC-1 Financing Statements naming the Credit Parties as debtors and, in each case, the Purchaser as the secured party, covering all of the assets of the respective Credit Parties in proper form for filing in the organization of jurisdiction of the applicable debtor and otherwise in form and substance satisfactory to the Purchaser.

“Vicis” means Vicis Capital Master Fund, a sub-trust of Vicis Capital Master Series Trust, a unit trust organized and existing under the laws of the Cayman Islands.

“Vicis Debt” means the indebtedness originally owed by Infusion Brands International, Inc.(which indebtedness has been assumed from Infusion Brands International, Inc. by Infusion and from Infusion by ASTV) pursuant to that certain Senior Secured Debenture dated February 7, 2014, in an original principal amount of $11,000,000.00 in favor of Vicis Capital Master Fund, as reduced from time to time by the amount of all permitted payments of principal on such Vicis Debt.

“Vicis Restructuring” means the restructuring of the debt and equity owned by Vicis as specified in Exhibit D.

“Vicis/Bibby Debt Agreements” shall mean, collectively, the documents, instruments and agreements governing the Vicis Debt and the Bibby Debt.

“Warrant Shares” shall have the meaning set forth in the Warrant.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of which all of the outstanding equity securities are owned by such Person or another Wholly-Owned Subsidiary of such Person.

1.2

Other Defined Terms. The following terms are defined in this Agreement in the Section set forth below:

Term

Section

“Additional Note(s)”

Section 2.1

“Agreement”

Preamble

“ASTV”

Preamble

“Board”

Section 4.3

“CERCLA”

Section 5.11(v)

“Closing”

Section 2.3

“Credit Party” and “Credit Parties”

Preamble

“Indemnitees”

Section 7.16

“Infusion”

Preamble

“Initial Advance”

Section 2.2

“Closing”

Section 2.3

“Note”

Section 2.1

“Interest Reserve Account”

Section 3.4

“Interest Reserve Holdback”

Section 3.4

“Liabilities”

Section 7.16

“Material Indebtedness”

Section 6.1(viii)

“Maximum Investment Amount”

Section 2.2

“Minimum Investment Amount”

Section 2.2

 “Note”

Section 2.1

“Purchaser”

Preamble

“Required Interest Reserve Amount”

Section 3.4

“Required Interest Reserve Deposit”

Section 3.4

“Warrant”

Section 2.1

1.3

Accounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied, unless such principles are inconsistent with the express requirements of this Agreement; provided that if because of a change in GAAP after the date of this Agreement a Credit Party would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, such determination shall continue to be made in accordance with such Credit Party’s previous accounting principles, methods and policies.

1.4

Other Interpretive Matters. In this Agreement, the Note, and each other Transaction Document to which Purchaser and a Credit Party are parties, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Transaction Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement and the Schedules hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof (and without giving effect to any amendment or modification that would not be permitted in accordance with the terms hereof); (v) reference to any applicable law means such applicable law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any particular provision of any applicable law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified; (vi) reference to any Article, Section or Exhibit means such Article or Section hereof or such Exhibit hereto; (vii) “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) relative to the determining of any period of time, “from” means “from and including” and “to” and “through” means “to and including”; (x) “or”, “either” and “any” are not exclusive; and (xi) references to any Subsidiary of a Person shall be given effect only at such times as such Person has one or more Subsidiaries.

Section 2.

Authorization and Closing.

2.1

Authorization of the Note. The Credit Parties have authorized the issuance and sale to the Purchaser of a 14% Senior Promissory Note in an aggregate principal amount of at least $8,000,000.00 (the “Minimum Investment Amount”) and no more than $10,000,000.00 (the “Maximum Investment Amount”), in the form set forth as Exhibit A attached hereto (the “Note”), and a Warrant to purchase up to 4.99% of the fully diluted shares of Common Stock of ASTV, free of all Liens (the “Warrant”), in the form attached hereto as Exhibit C.

2.2

Purchase and Sale of the Note. At the Closing, the Credit Parties shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Credit Parties the Note and the Warrant, for an aggregate purchase price equal to at least the Minimum Investment Amount and no greater than the Maximum Investment Amount, payable as follows: (i) on the Closing Date, Purchaser shall fund at least $2,500,000.00 by a wire transfer of immediately available funds in accordance with the Credit Parties’ written instructions (the “Initial Advance”) and (ii) on or prior to May 1, 2014, Purchaser shall fund an amount that, when added to the Initial Advance (net of the fees owed pursuant to Section 3.7), equals or exceeds the Minimum Investment Amount but does not exceed the Maximum Investment Amount, in the discretion of Purchaser based on funds raised by Purchaser from its investors, by a wire transfer of immediately available funds in accordance with the Credit Parties’ written instructions.

2.3

The Closing. The closing of the Loan (the “Closing”) shall take place at the offices of Shumaker, Loop & Kendrick, LLP on April 3, 2014, or at such other place or on such other date as may be mutually agreeable to the Credit Parties and the Purchaser. At the Closing, the Credit Parties shall deliver to the Purchaser instruments evidencing the Note issued in the name of the Purchaser or its nominee, upon payment of the Initial Advance (net of fees owed pursuant to Section 3.7) by a wire transfer of immediately available funds in accordance with the Credit Parties’ written instructions.  Upon funding of an amount that, when added to the Initial Advance (net of the fees owed pursuant to Section 3.7), equals or exceeds the Minimum Investment Amount but does not exceed the Maximum Investment Amount, ASTV shall deliver to the Purchaser (or an Affiliate of the Purchaser designated by Purchaser) the Warrant.

Section 3.

Conditions of the Purchaser’s Obligation at the Closing. The obligation of the Purchaser to purchase and pay for the Note at the Closing or fund any advances thereunder is subject to the fulfillment of the following conditions to the Purchaser’s satisfaction in its sole discretion:

3.1

Representations, Warranties and Covenants; No Event of Default. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects on the date hereof and at and as of the Closing and the date of each advance (both immediately prior to and immediately after giving effect to the transactions contemplated by the Transaction Documents) as though then made; provided, however, that any representations and warranties that are qualified by materiality shall be true and correct in all respects, the Credit Parties and their Affiliates shall have performed in all material respects all of the covenants required to be performed by them hereunder and under the other documents, agreements and instruments executed in connection herewith that are to be complied with or performed by them on or prior to the Closing, and there shall not exist any Event of Default or Potential Event of Default.

3.2

Transaction Documents. Each of the Credit Parties shall have executed and delivered to the Purchaser each of the Transaction Documents to which it is a party and each of Credit Parties shall have authorized the Purchaser to file the UCC-1 Financing Statements in the appropriate recording offices. Furthermore, Vicis shall have executed and delivered the Inter-Creditor Agreement to the Purchaser.

3.3

Interest Reserve Account. The Credit Parties shall (unless the Purchaser elects to collect all interest payments in advance as contemplated by this Section 3.3 in lieu of the establishment of an Interest Reserve Account) have established an interest reserve and cash collateral account with Wells Fargo Bank, N.A., or another financial institution reasonably acceptable to Purchaser (the “Interest Reserve Account”), and the Credit Parties shall have granted a first priority lien on and shall have taken all actions requested by Purchaser necessary for the Purchaser to have acquired a duly perfected security interest in the Interest Reserve Account, and all deposits therein and proceeds thereof, in favor of Purchaser. Simultaneous with the funding of each advance of the Loan evidenced by the Note, the Credit Parties shall deposit into the Interest Reserve Account an amount equal to the aggregate interest that will accrue on the principal amount of such advance at the Interest Rate (as defined in the Note) from the date of such advance through and including the Maturity Date (each, a “Required Interest Reserve Deposit,” and collectively, the “Required Interest Reserve Amount”). The Credit Parties shall be entitled to fund any Required Interest Reserve Deposit with the proceeds of the related advance under the Note.

The Maturity Date may be extended as provided by the Note. If the Maturity Date is extended in compliance with the Note, then, as further provided in the Note, the Required Interest Reserve Amount shall be recalculated based on the adjusted Maturity Date and Interest Rate (as defined in the Note) (such recalculated amount being referred to herein as the “Additional Reserve”), and the Company shall deposit into the Interest Reserve Account, on or prior to the original Maturity Date, the amount of the Additional Reserve in cash.

In the event that the Credit Parties shall have failed to establish or maintain  the Interest Reserve Account or shall have failed to take any actions requested by Purchaser necessary for the Purchaser to have acquired the duly perfected first priority lien on and security interest in the Interest Reserve Account and the deposits therein and proceeds thereof, as of any date on which the funding or an advance hereunder is made, including the Initial Advance, or if the Purchaser elects to collect all interest payments in advance as contemplated by this paragraph in lieu of the establishment of an Interest Reserve Account, the Purchaser shall be entitled to hold back and refrain from funding an amount equal to the applicable Required Interest Reserve Deposit (each, an “Interest Reserve Holdback”), which Interest Reserve Holdback the Purchaser shall apply to the payment of interest on the Note.  For the avoidance of doubt, in the event that an Interest Reserve Holdback occurs, the full advance, including the Interest Reserve Holdback, shall be deemed to have been funded and interest shall accrue thereon pursuant to the terms of the applicable Note, and the Purchaser shall not be required to pay or be liable for any interest thereon in favor of the Credit Parties.

3.4

Vicis Restructuring and Ronco Acquisition. The Vicis Restructuring, Ronco Acquisition, and ASTV Merger shall have been consummated on the terms set forth in Exhibits C, D, and E.

3.5

Due Diligence Review. Purchaser and its representatives shall have conducted a technical, financial, business and legal due diligence review of any and all documents, instruments, contracts, agreements, materials and other information relating to the Credit Parties, their operating subsidiaries, the business operations thereof, and the Collateral, including without limitation books and records, financial statements and data, and other records and accounts, and in the sole discretion of the Purchaser, the Purchaser shall be satisfied with the results of such review. Such review shall not limit or have any effect whatsoever on the liability of any of the Credit Parties to the Purchaser under this Agreement or otherwise for breach of any representations, warranties, or covenants under this Agreement.

3.6

Closing Fees and Expenses. The Credit Parties shall have: (i) at Closing reimbursed the Purchaser for the fees and expenses as provided in Section 7.1 hereof; (ii) paid to the Purchaser a loan origination fee at the Closing and on the date of funding of any other advances under the Note equal to 3% of the amount so advanced to the Credit Parties by deduction of such amount from the amount advanced; and (iii) paid to the Purchaser a deferred loan origination fee on or before the first anniversary of the Closing in the aggregate amount of 1% of aggregate amount of all advances made to the Credit Parties pursuant to this Agreement (and for the avoidance of doubt each of (i)-(iii) may be paid using the proceeds of the sale of the Note).

3.7

Opinion of Counsel to Credit Parties. The Purchaser shall have received from counsel to the Credit Parties, opinions which shall be addressed to the Purchaser, dated the date of the Closing, and in form and substance satisfactory to the Purchaser.

3.8

Closing Documents.

(i)

At the Closing, the Credit Parties shall deliver to the Purchaser all of the following documents:

(a)

this Agreement, the Note, and the other Transaction Documents to which they are a party, duly executed by the Credit Parties;

(b)

the Inter-Creditor Agreement, duly executed by Vicis;

(c)

the Account Control Agreement, duly executed by the Credit Parties and Wells Fargo Bank, N.A.;

(d)

certified copies of the resolutions duly adopted by board of directors of each Credit Party authorizing (a) the execution, delivery and performance of each of the Transaction Documents to which it is a party and the issuance and sale of the Note, and (b) the consummation of all other transactions contemplated by the Transaction Documents;

(e)

certified copies of the organizational documents of each Credit Party as in effect at the Closing;

(f)

a certificate of good standing of each Credit Party, dated not more than ten (10) days prior to the date of the Closing, issued by such Credit Party’s state of incorporation/formation/organization; and

(g)

all other documents relating to the transactions contemplated by the Transaction Documents as the Purchaser or its counsel may reasonably request.

(ii)

Upon funding of an amount that, when added to the Initial Advance (net of the fees owed pursuant to Section 3.7), equals or exceeds the Minimum Investment Amount but does not exceed the Maximum Investment Amount, ASTV shall deliver to the Purchaser the Warrant, duly executed by ASTV.

3.9

Proceedings. All corporate and other proceedings taken or required to be taken by the Credit Parties in connection with the transactions contemplated by this Agreement to be consummated at or prior to each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser.

3.10

Compliance with Applicable Laws. The purchase of the Note by the Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the Purchaser to any penalty, liability or, in the Purchaser’s sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Note by the Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the Purchaser is subject.

3.11

No Material Adverse Change. As of each Closing, since the date of the most recent financial statements provided to the Purchaser by the Credit Parties, there shall have been no material adverse change in the financial condition, operating results, assets, liabilities, operations or prospects of the Credit Parties and their Subsidiaries taken as a whole.

3.12

Reserved.

3.13

Insurance Requirements. The Credit Parties and each of their respective Subsidiaries shall have in full force and effect as of each Closing the types and levels of insurance required and/or customarily carried in the sectors and in the locations in which they operate, and at the Closing evidence thereof shall have been provided to the Purchaser.

3.14

Waiver. Any condition specified in this Section 3 may be waived if consented to by the Purchaser; provided that no such waiver shall be effective against the Purchaser unless it is set forth in a writing executed by the Purchaser.

Section 4.

Covenants.

4.1

Financial Statements and Other Information. Each Credit Party shall keep, and cause each of its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, reflecting all its financial transactions; and cause to be prepared and furnished to the Purchaser each of the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless the Credit Parties’ certified public accountant or auditor concurs in any change therein and such change is disclosed to the Purchasers and is consistent with GAAP):

(i)

as soon as available but in any event within fifteen (15) days after the end of each monthly accounting period in each fiscal year of the Credit Parties (except for a month end for which annual statements are required to be delivered as provided in subsection (iii) of this Section 4.1), unaudited consolidating and consolidated statements of income and cash flows of such Credit Party and each of its respective Subsidiaries for such monthly accounting period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of such Credit Party and each of its respective Subsidiaries as of the end of such monthly accounting period, setting forth in each case comparisons to the applicable Credit Party’s annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by such Credit Party’s chief financial officer;

(ii)

accompanying the financial statements referred to in subsection (i) of this Section 4.1, (a) an Officer’s Certificate (1) stating that there is no Event of Default or Potential Event of Default in existence or, if any Event of Default or Potential Event of Default exists, specifying the nature and period of existence thereof and what actions the Credit Parties have taken and propose to take with respect thereto, and (2) setting forth in sufficient detail all relevant information relating to any major strategic changes being considered or implemented and (b) a management report, in reasonable detail, signed by the chief financial officer of each Credit Party, describing the operations and financial condition of the Credit Parties for the month and the portion of the fiscal year then ended;

(iii)

as soon as available but in any event within ninety (90) days after the end of each fiscal year of the Credit Parties, accountant audited, consolidating and consolidated statements of income and cash flows of such Credit Party and each of its Subsidiaries and consolidating and consolidated balance sheets of such Credit Party and each of its Subsidiaries, in each case as of the end of such fiscal year, setting forth in each case comparisons to such Credit Party’s preceding fiscal year, all prepared in accordance with GAAP consistently applied, and accompanied by an audit report of an independent accounting firm acceptable to the Purchaser, and a copy of such firm’s annual management letter to the board of directors;

(iv)

promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of a Credit Party’s operations or financial affairs given to a Credit Party by its independent auditors (and not otherwise contained in other materials provided hereunder);

(v)

as soon as available but in any event within thirty (30) days after the filing thereof by each of the Credit Parties, true and complete copies of each federal, state and local Tax Return of such Credit Parties, including all schedules and attachments thereto;

(vi)

at least fifteen (15) days but not more than ninety (90) days prior to the beginning of each fiscal year of the Credit Parties, an annual budget prepared on a monthly basis for each Credit Party and each of its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets) and copies of the business plan for such Credit Party (including management’s intentions with regard to anticipated significant business developments or objectives of such Credit Party) for the next fiscal year and projections (prepared on a monthly basis) of (a) the balance sheet at the end of such fiscal year, (b) statements of income and expense and of owners’ equity for such fiscal year, and (c) statements of cash flow for such fiscal year, all of the foregoing to be in reasonable detail and certified by such Credit Party’s chief financial officer as having been prepared in good faith and to the best knowledge and ability of such Credit Party, and promptly upon preparation thereof any other significant budgets prepared by such Credit Party and any revisions of such annual or other budgets or business plans;

(vii)

immediately after the discovery or receipt of notice of any Event of Default or Potential Event of Default, any default under any Transaction Document or any other material agreement to which a Credit Party or any of its Subsidiaries is a party, any investigation, notice, proceeding or adverse determination from any governmental or regulatory authority or agency, any condition or event that has resulted in or could reasonably be expected to result in any material liability under any Environmental and Safety Requirements or any other Material Adverse Effect affecting a Credit Party or any of its Subsidiaries (including the filing of any litigation against a Credit Party or any of its Subsidiaries that could reasonably be expected to result in any material liability to the Credit Party or any of its Subsidiaries), an Officer’s Certificate specifying the nature and period of existence thereof and what actions the Credit Parties and their respective Subsidiaries have taken and propose to take with respect thereto;

(viii)

copies of any compliance certificates, borrowing base certificates and accounts receivable aging reports delivered to Vicis or Bibby, copies of any statements, reports, certificates and any other information delivered to a Credit Party’s equity holders and, at the Purchaser’s request, copies of any other statements, reports, certificates and any other information delivered to Vicis or Bibby, in each case, such copies shall be delivered to the Purchaser at the same time as such information is delivered to Vicis or Bibby; and

(ix)

with reasonable promptness, such other information and financial data concerning any Credit Party and/or and its Subsidiaries that the Purchaser may reasonably request.

Each of the financial statements referred to in subsections (i), and (iii) above shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, have a materially adverse effect on (a) the financial condition, operating results, assets, liabilities, operations, condition (financial or otherwise), business or prospects of the Credit Parties and their Subsidiaries taken as a whole or (b) the ability of the Credit Parties to repay the Note or (c) the ability of a Credit Party to perform any of its obligations under the any of the Transaction Documents).

4.2

Inspection of Property. The Credit Parties shall permit any representatives designated by the Purchaser, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of a Credit Party and its Subsidiaries, (ii) examine the company and financial records of a Credit Party and its Subsidiaries and make copies thereof or extracts therefrom, (iii) meet quarterly with each Credit Party to conduct operating meetings to discuss operational and financial progress and developments and (iv) discuss the affairs, finances and accounts of any such entities with key employees and the independent accountants of a Credit Party and its Subsidiaries; provided, however, that, in the case of clauses (i) and (ii) only, the Purchaser may not exercise such rights more than two (2) times per fiscal year except during periods where an Event of Default has occurred and is continuing, it being agreed that the Purchaser shall not be limited in the exercise of its rights in the case of clause (iii). The presentation of an executed copy of this Agreement by the Purchaser to the Credit Parties’ independent accountants shall constitute the Credit Parties’ permission to their independent accountants to participate in discussions with such Persons.

4.3

Board of Directors. Each Credit Party shall give the Purchaser notice of each meeting of its board of directors (the “Board”) (which shall normally be held at least once each quarter and may be a combined meeting with the directors and equity holders of each Credit Party and its Subsidiaries), and each meeting of a committee thereof, at the same time and in the same manner as notice is given to the Board members, and such Credit Party shall permit two (2) representatives of the Purchaser to attend as an observer all meetings of the Board members and all such meetings of committees thereof. The Purchaser’s representatives shall be entitled to receive all written materials and other information (including copies of meeting minutes) given to the Board members in connection with such meetings at the same time such materials and information are given to the Board members. If a Credit Party proposes to take any action, other than approval of a customer contract in the ordinary course of business, by written consent in lieu of a meeting of the Board members or any committee thereof, such Credit Party shall give written notice thereof to the Purchaser promptly following execution of such consent describing in reasonable detail the nature and substance of such action. The Credit Parties shall pay the reasonable out-of-pocket expenses of the Purchaser’s representatives incurred in connection with attending any such meetings. Notwithstanding anything to the contrary in this Section 4.3, the Purchaser’s representatives shall not be permitted to attend any portion of a Board or committee meeting (i) to the extent that attendance by the Purchaser’s representatives would jeopardize the relevant Credit Party’s ability to assert the attorney-client privilege with respect to matters of material importance to be discussed during such portion of any meeting, or (ii) during which matters relating to this Agreement are to be discussed. Notwithstanding anything to the contrary, upon the written request of the Purchaser, the Credit Parties shall cause the Purchaser’s two (2) representatives  to be nominated for election to each Board of each Credit Party as full voting members of such Boards.

4.4

Affirmative Covenants. So long as any Note remains outstanding, each Credit Party shall, and shall cause each of its Subsidiaries to:

(i)

Cause to be done all things necessary to maintain, preserve and renew its corporate existence, rights, franchises, privileges and qualifications and all material licenses, authorizations and permits necessary to the conduct of its businesses;

(ii)

Maintain and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

(iii)

Pay and discharge when payable all material Taxes, assessments and governmental charges imposed upon its properties or upon it or its income or profits (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith, diligently and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto and such contest operates to suspend collections of the same;

(iv)

Comply with all applicable laws, rules and regulations of all governmental authorities (including Environmental and Safety Requirements), the violation of which could reasonably be expected to have a Material Adverse Effect;

(v)

Comply with all Environmental and Safety Requirements and all permits, licenses or other authorizations issued thereunder the violation of which could reasonably be expected to have a Material Adverse Effect; respond immediately to any release or threatened release of any hazardous material, substance or waste in a manner which complies with all Environmental and Safety Requirements and reasonably mitigates any risk to human health or the environment; and provide such documents or information, or conduct at its own cost such studies or assessments, relating to matters arising under the Environmental and Safety Requirements as the Purchaser may reasonably request;

(vi)

Apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and covering casualties, risks and contingencies of such types and in such amounts as are (a) required under any agreement or other document to which such Credit Party is a party, and (b) customary for companies of similar size engaged in similar lines of business (but in no event less than amounts as are substantially equivalent to those amounts that were maintained as of the Closing); and

(vii)

Maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP consistently applied.

4.5

Negative Covenants. So long as any Note remains outstanding, no Credit Party shall take or permit its Subsidiaries to take any of the following actions:

(i)

directly or indirectly declare or pay any Dividends;

(ii)

directly or indirectly repay or prepay any principal of any Subordinated Debt;

(iii)

directly or indirectly make any redemption or purchase of any shares of its capital stock, membership interest or other form of its equity (including any warrants) or directly or indirectly redeem, purchase or make any payments with respect to any equity appreciation rights, phantom stock plans or similar rights or plans;

(iv)

merge or consolidate with any Person (other than the ASTV Merger or a merger or consolidation among Wholly-Owned Subsidiaries or a merger or consolidation of a Wholly-Owned Subsidiary into such Credit Party or of Infusion Brands International, Inc. into a Credit Party);

(v)

liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction or otherwise alter its legal status;

(vi)

except as may be permitted by Section 4.5(iv), acquire any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture without the consent of Purchaser, not to be unreasonably withheld;

(vii)

enter into, become subject to, amend, modify or waive any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any of its Subsidiaries to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, such Credit Party or another Subsidiary of such Credit Party or (b) such Credit Party’s right to perform any of the provisions of any of the Transaction Documents (including provisions relating to the payment of principal and interest on the Note);

(viii)

enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its or any of its Subsidiaries’ officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement or pursuant to the ASTV Merger or the Ronco Acquisition;

(ix)

establish or acquire (a) any Subsidiaries other than (subject to subsection (viii) above) Wholly-Owned Subsidiaries or (b) any Subsidiaries organized outside of the United States;

(x)

create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness or any Liens other than Permitted Liens;

(xi)

prepay, redeem, purchase, defeat or otherwise satisfy in any manner prior to its maturity any principal or interest on any Indebtedness other than the Bibby Debt, the MFC Debt, the FarWest Debt, and any indebtedness described in subsections (iii)-(viii) of the definition of Permitted Indebtedness or a New Loan relating to such indebtedness,  in each case the ordinary course of business, and the Senior Debt;

(xii)

issue or sell any equity securities, or rights to acquire equity securities, of any of its Subsidiaries to any Person;

(xiii)

undergo a Change in Control;

(xiv)

sell any of its material assets other than in the ordinary course of business;

(xv)

use the proceeds from the sale of the Note or any advances thereunder other than as set forth on the Use of Proceeds Schedule; or

(xvi)

incur any capital expenditure, or agree to incur any capital expenditure, including without limitation any purchase of inventory, other than in the ordinary course of business, it being agreed that, in addition, with regard to the purchase of inventory, the Credit Parties shall not purchase or commit to purchase inventory with a value exceeding $500,000 unless the Credit Parties have received a valid purchase order for a corresponding amount from a creditworthy customer, payable in the ordinary course of business.

4.6

Compliance with Agreements. Each Credit Party shall perform and observe all of its obligations, and shall cause each of its Subsidiaries to perform and observe all of their respective obligations (i) to each holder of the Note and (ii) under each of the other Transaction Documents.

4.7

Use of Proceeds. The Credit Parties shall not, nor shall they permit any of their Subsidiaries to, use any proceeds from the sale of the Note hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulation U, T or X promulgated by the Board of Governors of the Federal Reserve Board or for the

purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities.”

4.8

Amendments to Agreements. The Credit Parties shall not amend, modify or waive, or permit any of their respective Subsidiaries to amend, modify or waive, any provision of the Vicis/Bibby Debt Agreements in a manner that adversely affects the rights of Purchaser under any of the Transaction Documents, other than an extension of the maturity date, except with the prior written consent of the Purchaser.

4.9

Interest Reserve Account and Account Control Agreement. The Credit Parties shall (unless the Purchaser elects to collect all interest payments in advance as contemplated by Section 3.3 in lieu of the establishment of an Interest Reserve Account) establish the Interest Reserve Account, subject to an effective Account Control Agreement, on the Closing. The Credit Parties shall at all times until the Loans are indefeasibly repaid in full maintain the Interest Reserve Account and the effectiveness of the Account Control Agreement. In addition, the Credit Parties shall ensure that all documents and instruments required by the Transaction Documents are promptly delivered to the Purchaser, including in the case of the Perfection Certificate required pursuant to the Security Agreement not later than fifteen (15) days after the Closing.

4.10

Subordination Agreements.  The Credit Parties shall use their respective best efforts to deliver to the Purchaser a subordination agreement, in a form reasonably acceptable to Purchaser, executed by each of the holders of the Subordinated Debt.

Section 5.

Representations and Warranties of the Credit Parties. As a material inducement to the Purchaser to enter into this Agreement and purchase and fund advances under the Note hereunder, each Credit Party hereby represents and warrants, jointly and severally, to the Purchaser that except as set forth in a schedule to this Agreement, each of the following statements are true, complete and correct as of the date of this Agreement and will be true, complete and correct in all material respects as of each Closing after giving effect to the transactions contemplated by the Transaction Documents:

5.1

Organization, Company Power and Licenses. Each Credit Party is a corporation duly organized, validly existing and in active status under the laws of its state of incorporation and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except for jurisdictions in which the failure to so qualify has not had and could not have a Material Adverse Effect. Each Credit Party possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by the Transaction Documents. The copies of each Credit Party’s and its Subsidiaries’ organizational documents that have been furnished to the Purchaser’s counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

5.2

Authorization, No Breach. The execution, delivery and performance of each of the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which a Credit Party is a party have been duly authorized by such Credit Party. Each of the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which a Credit Party is a party each constitutes a valid and binding obligation of such Credit Party, enforceable in accordance with its terms. The execution and delivery by each Credit Party of each of the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which such Credit Party is a party and the fulfillment of and compliance with the respective terms hereof and thereof by such Credit Party, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon such Credit Party’s or any of its Subsidiaries’ equity securities or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of such Credit Party or any of its Subsidiaries, or any law, statute, rule or regulation to which such Credit Party or any of its Subsidiaries is subject (including any usury laws applicable to the Note), or any agreement, instrument, order, judgment or decree to which such Credit Party or any of its Subsidiaries is subject (other than under any instrument or agreement evidencing securing or governing Indebtedness to be repaid in full at the Closing). Except as set forth on the attached Restrictions Schedule, no Subsidiary of a Credit Party is subject to any restrictions with respect to making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, such Credit Party or another Subsidiary of such Credit Party.

5.3

Capitalization. The authorized capital stock of each Credit Party, the number of shares of such capital stock issued and outstanding, and the number of shares of capital stock reserved for issuance upon the exercise or conversion of all outstanding warrants, stock options, and other securities issued by each of the Credit Parties, as of the date hereof, are set forth in the attached Capitalization Schedule.  All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable.  Except as disclosed in attached Capitalization Schedule:

(i)

no holder of shares of the capital stock of any of the Credit Parties has any preemptive rights or any other similar rights;

(ii)

there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of any of the Credit Parties or any Subsidiary, or contracts, commitments, understandings or arrangements by which any of the Credit Parties or any Subsidiary is or may become bound to issue additional shares of capital stock of any of the Credit Parties or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of any of the Credit Parties or any Subsidiary;

(iii)

there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of any of the Credit Parties or any Subsidiary or by which any of the Credit Parties or any Subsidiary is or may become bound;

(iv)

there are no financing statements securing obligations filed in connection with any of the Credit Parties or any Subsidiary;

(v)

there are no agreements or arrangements under which any of the Credit Parties or any Subsidiary is obligated to register the sale of any of their securities under the Securities Act;

(vi)

there are no outstanding securities or instruments of any of the Credit Parties or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which any of the Credit Parties or any Subsidiary is or may become bound to redeem a security of the Company or a Subsidiary;

(vii)

there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities; and

(viii)

none of the Credit Parties have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

5.4

Issuance of Securities.

(i)

The Securities to be issued hereunder are duly authorized and, upon payment and issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. As of the Closing Date, ASTV has authorized and has reserved free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to one hundred percent (100%) of the aggregate number of shares of Common Stock issuable upon the full exercise of the Warrants.

(ii)

The Warrant Shares, when issued and paid for upon exercise of the Warrant will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock.

(iii)

Assuming the accuracy of each of the representations and warranties made by the Purchaser set forth in Section 7.3 hereof (and assuming no change in applicable law and no unlawful distribution of the Securities by the Purchaser or other Persons), the issuance by ASTV to the Purchaser of the Securities is exempt from registration under the Securities Act and ASTV has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder.

(iv)

The Company understands and acknowledges that its obligation to issue the Warrant Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

5.5

 Absence of Undisclosed Liabilities. Except as set forth in the Schedule of Liabilities attached hereto, no Credit Party or any Subsidiary of a Credit Party has any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to such Credit Party or any of its Subsidiaries, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the most recent balance sheet of such Credit Party delivered to the Purchaser in accordance with this Agreement (including any notes thereto), and (ii) liabilities and obligations which have arisen after the date of the such balance sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

5.6

No Material Adverse Change. Except as may be deemed to arise as a result of the ASTV Merger or the Ronco Acquisition, since the date of the most recent balance sheet of such Credit Party delivered to the Purchaser in accordance with this Agreement, there has been no material adverse change in the financial condition, operating results, assets, liabilities, operations, business, prospects, employee relations or customer or supplier relations of the Credit Parties or any of their Subsidiaries taken as a whole.

5.7

Tax Matters. Each Credit Party and each of its Subsidiaries has timely filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; each Credit Party and each of its Subsidiaries in all material respects has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, equity holder, creditor or other third party; no Credit Party or any Subsidiary of a Credit Party has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency since the date of the most recent balance sheet of such Credit Party; no Credit Party or any Subsidiary of a Credit Party has incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by a Credit Party or any of its Subsidiaries shall not exceed the recorded liability therefor on the most recent balance sheet of such Credit Party (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to a Credit Party or any of its Subsidiaries; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by a Credit Party or any of its Subsidiaries from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning a Credit Party’s or any of its Subsidiaries’ Tax liability.

5.8

Litigation, etc. Except as set forth on the attached Litigation Schedule, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of each Credit Party’s knowledge, threatened against or affecting a Credit Party or any of its Subsidiaries (or to the best of each Credit Party’s knowledge, pending or threatened against or affecting any of the officers, directors or employees of a Credit Party or any of its Subsidiaries with respect to their business or proposed business activities), or pending or threatened by a Credit Party or any of its Subsidiaries against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); no Credit Party or Subsidiary of a Credit Party is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of each Credit Party’s knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit); and, to the best of each Credit Party’s knowledge, there is no valid basis for any of the foregoing. No Credit Party or any of Subsidiary of a Credit Party is subject to any judgment, order or decree of any court or other governmental agency. To the knowledge of the Credit Parties, there has not been, and there is not pending or threatened in writing, any investigation by the Securities and Exchange Commission involving any of the Credit Parties. The Securities and Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act.

5.9

Financial Statements.  Attached as hereto as the Financial Statement Schedule are the Credit Parties’ consolidated balance sheet and statements of operations and cash flows of such Credit Party for each the following fiscal years 2011 and 2012 and unaudited statements for the period ended December 31, 2013 (collectively, the “Financial Statements”).  Such Financial Statements, together with any notes thereto, (1) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except as disclosed therein, (2) are in accordance with the books and records of the Credit Parties and (3) are true and complete and present fairly the financial condition of the Company on a consolidated basis at the date or dates therein indicated and the results of operation for the period or periods therein specified.

5.10

Intellectual Property Rights.  Each of the Credit Parties own or possess the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property Rights”) without any conflict with the rights of others, except any failures as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.  The Intellectual Property Rights and all intellectual property with respect to which the Credit Parties have applied for registration and for which registration is pending are listed in the Intellectual Property Schedule hereto. None of the Credit Parties has received a written notice that the Intellectual Property Rights used by any of them violates or infringes upon the rights of any Person.  To the knowledge of the Credit Parties, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Credit Parties have taken reasonable measures to protect the value of the Intellectual Property Rights.

5.11

Securities Filings. The Common Stock currently is reported on the OTC Bulletin Board and is registered pursuant to the Securities Exchange Act, and ASTV has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange

Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). Any Form 10-Q and Form 10-K filings made by the Company do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.12

Internal Accounting and Disclosure Controls.  ASTV is in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the Securities and Exchange Commission thereunder that are effective and applicable to it as of the date hereof to the best of its abilities. ASTV maintains a system of internal accounting controls and disclosure controls and procedures that it believes are appropriate given the size and circumstances of ASTV. ASTV maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

5.13

Investment Company Status.  ASTV is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

~~5.14~~

OFAC.  Neither the issuance of the Securities to the Purchaser, nor the use of the respective proceeds thereof by ASTV, shall cause ASTV to violate the U.S. Bank Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto. Without limiting the foregoing, ASTV (i) is not a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 200l Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

5.15

Title.  Each of the Credit Parties have good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all Liens other than Permitted Liens. Any real property and facilities held under lease by any of the Credit Parties are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Credit Parties.

5.16

Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement and the other Transaction Documents based on any arrangement or agreement binding upon a Credit Party or any of its Subsidiaries. Each Credit Party shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

5.17

Governmental Consent, etc. Except for the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by any of the Credit Parties of this Agreement, the other Transaction Documents or the other agreements contemplated hereby or thereby, or the consummation by the Credit Parties of any other transactions contemplated hereby or thereby, except as set forth on the attached Consents Schedule.

5.18

Compliance with Laws. No Credit Party or any Subsidiary of a Credit Party has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and no Credit Party or any Subsidiary of a Credit Party has received notice of any such violation.

(i)

No Credit Party or any Subsidiary of a Credit Party is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by any Credit Party or any Subsidiary under), nor has any Credit Party or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such that, individually or in the aggregate, such default(s) and violations(s) would not have or reasonably be expected to have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

(ii)

The business of each Credit Party and each Subsidiary is presently being conducted in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances (including, without limitation, rules and regulations of each governmental and regulatory agency, self regulatory organization and Trading Market applicable to any of the Credit Parties or any Subsidiary), except such that, individually or in the aggregate, the noncompliance therewith would not have or reasonably be expected to have a Material Adverse Effect.  Each Credit Party and each Subsidiary has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect, and the Company has not received any written notice of proceedings relating to the revocation or modification of any of the foregoing.

5.19

Environmental and Safety Matters. Except as set forth on the attached Environmental Schedule:

(i)

Each Credit Party and each of its Subsidiaries has complied and is in compliance with all Environmental and Safety Requirements.

(ii)

Without limiting the generality of the foregoing, each Credit Party and each of its Subsidiaries has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its properties and the operation of its business.

(iii)

No Credit Party or any Subsidiary of a Credit Party has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to a Credit Party or any of its Subsidiaries or its properties arising under Environmental and Safety Requirements.

(iv)

None of the following exists at any property owned or operated by a Credit Party or any of its Subsidiaries: (a) underground storage tanks; (b) asbestos-containing material in any form or condition; (c) materials or equipment containing polychlorinated biphenyls; or (d) landfills, surface impoundments, or disposal areas.

(v)

No Credit Party or any Subsidiary of a Credit Party has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property (and no such property is contaminated by any such substance) in a manner that has given or could give rise to liabilities of a Credit Party or its Subsidiaries, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or the Solid Waste Disposal Act, as amended or any other Environmental and Safety Requirements.

(vi)

No facts, events or conditions relating to the past or present properties or operations of a Credit Party or any of its Subsidiaries will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

(vii)

Neither this Agreement nor the consummation of the transactions contemplated by this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental and Safety Requirements.

(viii)

No Credit Party or any Subsidiary of a Credit Party has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements.

5.20

Affiliated Transactions. Except as set forth on the attached Affiliated Transactions Schedule, no officer, director, employee, equity holder or Affiliate of a Credit Party or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment, transaction or arrangement with such Credit Party or any of its Subsidiaries or has any material interest in any material property used by such Credit Party or any of its Subsidiaries.

5.21

Solvency, etc. Each Credit Party is solvent on a going concern basis as of the date of this Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by this Agreement. Each Credit Party is, and after giving effect to the transactions contemplated by this Agreement shall be, able to pay its debts as they become due, and each Credit Party’s property now has, and after giving effect to the transactions contemplated hereby and thereby shall have, a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Each Credit Party has adequate capital to carry on its business, and after giving effect to the transactions contemplated by this Agreement, each Credit Party shall have adequate capital to conduct its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Credit Parties.

5.22

Margin Regulations. The proceeds of the Note will be used only for the purposes contemplated hereunder. None of the proceeds of the Note or any advances made thereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the securities purchased under this Agreement to be considered “purpose credit” within the meaning of Regulations G, T, U or X of the Federal Reserve Board. The purchase of the Note will not constitute a violation of such Regulations G, T, U or X.

5.23

Disclosure. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of a Credit Party with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Credit Parties have not disclosed to the Purchaser in writing (including by way of the Commission Documents) and of which any of their respective officers, directors or executive employees is aware (other than general economic conditions) and which has had or would reasonably be expected to have a Material Adverse Effect.

5.24

Closing Dates. The representations and warranties of the Credit Parties contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, a Credit Party to the Purchaser shall be true and correct in all material respects on the date of each Closing as though then made, both immediately prior to and immediately after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.

Events of Default.

6.1

Definition. An Event of Default shall be deemed to have occurred, unless waived by or consented to in writing in advance by the Purchaser, if:

(i)

The Credit Parties fail to pay when due and payable (whether at maturity or otherwise) the full amount of any accrued interest or principal payment (together with any applicable premium or other fees due) on the Note;

(ii)

a Credit Party:

(a)

breaches, fails to perform or observe any of the covenants contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, or 4.9; or

(b)

breaches, fails to perform or observe any other material provision contained herein or any other Transaction Document including the Note or any other instrument delivered pursuant hereto or thereto and such failure continues uncured for thirty (30) days after the occurrence thereof;

(iii)

any representation, warranty or information contained herein or required to be furnished to any holder of the Note pursuant to this Agreement is materially false or misleading on the date made or furnished;

(iv)

a Credit Party or any of its Subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment, decree or injunction is entered adjudicating a Credit Party or any of its Subsidiaries bankrupt or insolvent or requiring the dissolution or split up of a Credit Party or any of its Subsidiaries or preventing a Credit Party or any of its Subsidiaries from conducting all or any part of its business; or any order for relief with respect to a Credit Party or any of its Subsidiaries is entered under the Federal Bankruptcy Code; or a Credit Party or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Credit Party or any of its Subsidiaries, or of any substantial part of the assets of such Credit Party or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any of its Subsidiaries) relating to such Credit Party or any of its Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction now or hereafter in effect; or any such petition or application is filed, or any such proceeding is commenced, against a Credit Party or any of its Subsidiaries and either (a) such Credit Party or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within sixty (60) days;

(v)

a judgment in excess of $3,000,000 is rendered against a Credit Party or any of its Subsidiaries and, within sixty (60) days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged in full;

(vi)

a Credit Party’s or any of its Subsidiaries’ assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors in connection with any obligations or liabilities of such Credit Party and its Subsidiaries in excess of $1,000,000 in the aggregate;

(vii)

a Credit Party or any of its Subsidiaries defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $1,000,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $1,000,000 to become due prior to its stated maturity;

(viii)

(a) a Credit Party or any of its Subsidiaries defaults in payment when due (after taking into account any applicable grace period) of any amounts (whether upon scheduled payment, required prepayment, required cash collection, acceleration, demand or otherwise) under any indenture, loan agreement or other instrument under which any evidence of Indebtedness of such Credit Party or any of its Subsidiaries exceeding $1,000,000 in principal amount has been or hereafter may be issued, including, without limitation, the Vicis/Bibby Debt Agreements (the “Material Indebtedness”), or (b) any other event shall occur or conditions shall exist with respect to such Material Indebtedness (other than the maturity thereof in accordance with its terms), if the effect of such event or condition is to cause, or to permit the holders thereof to cause, such Material Indebtedness to become immediately due and payable;

(ix)

any of the Vicis Debt or Bibby Debt is declared due and payable prior to its stated maturity by reason of the occurrence of an “Event of Default” under and as defined in the Vicis/Bibby Debt Agreements;

(x)

any of this Agreement, the Note, or any other Transaction Document shall cease to be in full force and effect or declared to be null and void by a court of competent jurisdiction or a Credit Party or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Transaction Documents or any of the Collateral suffers a Lien (other than in favor of the Purchaser pursuant to the Transaction Documents) or is otherwise encumbered in favor of any Person other than the Purchaser;

(xi)

the Account Control Agreement or the Inter-Creditor Agreement shall cease to be in full force and effect or declared to be null and void by a court of competent jurisdiction or a Credit Party, Vicis or Wells Fargo Bank, N.A. or any of their Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Account Control Agreement or the Inter-Creditor Agreement;

(xii)

a Credit Party or any of its Subsidiaries materially changes the nature of its business;

(xiii)

a Change in Control shall occur;

(xiv)

the Credit Parties’ (which shall include without limitation the revenues of Ronco Holdings, Inc. if at such time the Credit Parties own, directly or indirectly, 100% of the Ronco Secured Debt, as defined in Exhibit E, or a direct interest in 100% of such Ronco Secured Debt) consolidated revenues, as determined in accordance with GAAP, are less than $39,000,000.00 for the year ended December 31, 2014 or $60,000,000.00 for the year ended December 31, 2015; or

(xv)

the Credit Parties’ (which shall include without limitation the EBITDA of Ronco Holdings, Inc. if at such time the Credit Parties own, directly or indirectly, 100% of the Ronco Secured Debt, as defined in Exhibit E, or a direct interest in 100% of such Ronco Secured Debt) consolidated EBITDA is less than $6,000,000.00 for the year ended December 31, 2014 or $11,000,000.00 for the year ended December 31, 2015.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

6.2

Consequences of Events of Default.

(i)

If any Event of Default has occurred and continued for a period of thirty (30) days thereafter, then the interest rate on the Note shall increase immediately as described in the Note, unless the Purchaser has waived such Event of Default or such increase in the interest rate. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

(ii)

If an Event of Default of the type described in Section 6.1(iv) has occurred, then the aggregate principal amount of the Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Note, and the Credit Parties shall immediately pay to the holders of the Note all amounts due and payable with respect to the Note.

(iii)

If an Event of Default (other than under Section 6.1(iv)) has occurred and is continuing, then the Purchaser may declare all or any portion of the outstanding principal amount of the Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Note (together with all such other amounts then due and payable) owned by such holder or holders. The Credit Parties shall give prompt written notice of any such demand to the other holder or holders of the Note, each of which may demand immediate payment of all or any portion of such holder’s Note. If any holder or holders of the Note demand immediate payment of all or any portion of the Note, the Credit Parties shall immediately pay to such holder or holders all amounts due and payable with respect to such Note.

(iv)

If an Event of Default has occurred and is continuing, then the Purchaser for itself and as the agent for the holders of the Note may exercise any one or more of its rights under applicable law.

Section 7.

Miscellaneous.

7.1

Expenses. The Credit Parties shall jointly and severally pay, and hold the Purchaser and all holders of the Note harmless against liability for the payment of, and reimburse on demand as and when incurred from and against, (i) all reasonable costs and expenses incurred by each of them in connection with their due diligence review of the Credit Parties and their Subsidiaries, the preparation, negotiation, execution and interpretation of this Agreement, the Note, the other Transaction Documents and the agreements contemplated hereby and thereby, and the consummation of all of the transactions contemplated hereby and thereby (including all fees and expenses of legal counsel and accountants), which costs and expenses shall be payable at the Closing or, if the Closing does not occur, payable upon demand, provided that such costs and expenses to be so paid and reimbursed and with respect to which the Purchaser and holders of the Note shall be held harmless shall not exceed $75,000.00 in the aggregate, (ii) all reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of each of the Transaction Documents and the other agreements and instruments contemplated hereby and thereby (including all expenses incurred in connection with any proposed merger, sale or recapitalization of a Credit Party), (iii) all recording and filing fees, stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement, and for the reasonable fees and expenses incurred with respect to the interpretation and enforcement of the rights granted under this Agreement, the Note, the other Transaction Documents and the agreements or instruments contemplated hereby and thereby (including costs of collection). Notwithstanding the foregoing, the Credit Parties shall not be liable for any expenses of Purchaser in syndicating the Note(s). If the Credit Parties fail to pay when due any amounts due the Purchaser or fail to comply with any of their obligations pursuant to this Agreement or any other agreement, document or instrument executed or delivered in connection herewith, the Credit Parties shall jointly and severally, upon demand by the Purchaser, pay to the Purchaser such further amounts as shall be sufficient to cover the cost and expense (including, but not limited to attorneys’ fees) incurred by or on behalf of the Purchaser in collecting all such amounts due or in otherwise enforcing the Purchaser’s rights and remedies hereunder. The Credit Parties also agree to jointly and severally pay to the Purchasers all costs and expenses incurred by them, including reasonable compensation to their attorneys for all services rendered, in connection with the occurrence of any Event of Default and enforcement of their rights hereunder.

7.2

Remedies. Each holder of the Note shall have all rights and remedies set forth in this Agreement, the Note, and the other Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract entered into in connection herewith and all of the rights which such holders have under any law. No remedy hereunder or thereunder conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

7.3

Purchaser’s Investment Representations. The Purchaser hereby represents that it is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act), it is acquiring the Note and Warrant purchased hereunder for its own account with the present intention of holding the Note for purposes of investment, and that it has no intention of selling the Note or Warrant in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchaser and subsequent holders of the Note or Warrant from transferring such securities in compliance with the provisions of Section 7.7 hereof.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note and Warrant, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Note and Warrant and, at the present time, is able to afford a complete loss of such investment.  Purchaser is not purchasing the Note and Warrant as a result of any advertisement, article, notice or other communication regarding the Note and Warrant published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents. Purchaser hereby agrees and acknowledges that Purchaser has had an opportunity to meet with representatives of the Company and to ask questions and receive answers to Purchaser’s satisfaction regarding the Company’s proposed business and the Company’s financial condition in order to assist Purchaser in evaluating the merits and risks of purchasing the Note and Warrant.  All material documents and information pertaining to the Company and the purchase of Note and Warrant hereunder that have been requested by Purchaser have been made available to Purchaser. Purchaser hereby agrees and acknowledges that it has been informed of the following: (i) there are factors relating to the subsequent transfer of any Note and Warrant acquired hereunder that could make the resale of such Note and Warrant difficult; and (ii) there is no guarantee that Purchaser will realize any gain from the purchase of the Note and Warrant.  The purchase of the Note and Warrant involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect the Company’s business, operating results and financial condition.  In such an event, the trading price for the Common Stock could decline substantially and Purchaser could lose all or part of its investment. Purchaser has full right, power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser.  Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

7.4

Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement and the provisions of the Note may be amended and the Credit Parties may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Credit Parties have obtained the written consent of the Purchaser; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Note or the time at which such interest becomes payable or (ii) any provision relating to the scheduled payments or prepayments of principal on the Note, without the written consent of the holders of at least 75% of the outstanding principal amount of the Note. If the Credit Parties pay any consideration to any holder of a Note for such holder’s consent to any amendment, modification or waiver hereunder, the Credit Parties shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

7.5

Survival of Agreement. All covenants, representations and warranties contained in this Agreement, the Note, and/or the other Transaction Documents or made in writing by a Credit Party in connection herewith or therewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchaser or on its behalf. In addition, the obligations of the Credit Parties in Sections 7.1, 7.16, and 7.17 shall survive the repayment of all amounts payable pursuant to this Agreement and the Note.

7.6

No Setoffs, etc. All payments hereunder and under the Note shall be made by the Credit Parties without setoff, offset, deduction or counterclaim, free and clear of all taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority.

7.7

Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether or not so expressed; provided that no Credit Party shall assign its rights or delegate its obligations under this Agreement or the Note without the prior written consent of Purchaser; and provided further that the Purchaser may assign or transfer its rights and obligations under the Note and this Agreement to any Person so long as such transfer is made in compliance with applicable federal and state securities laws and so long as such Person does not engage in activities or provide products or services that are directly competitive with the activities, products or services of any of the Credit Parties and their Subsidiaries as of the date of the proposed transfer. In addition and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser’s benefit as a purchaser or holder of the Note are also for the benefit of, and enforceable by, any subsequent holder of such Note that becomes a holder in accordance with this Section 7.7. Except as otherwise expressly provided herein, nothing expressed in or implied from this Agreement, the Note, or any other Transaction Documents is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any such other document.

7.8

Aggregation. For purposes of this Agreement, all holdings of the Note by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

7.9

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

7.10

Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

7.11

Descriptive Headings; Interpretation. The descriptive headings of this Agreement and the Note are inserted for convenience only and do not constitute a substantive part of this Agreement.

7.12

Governing Law. THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS THEREOF.

7.13

Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser and to the Credit Parties at the address indicated below:

To one or more of the Credit Parties:

As Seen on TV, Inc.

14044 Icot Boulevard

Clearwater, Florida 33760

Attention: Chief Executive Officer

with a copy to:

Quarles & Brady, LLP

411 East Wisconsin Ave.

Suite 2350

Milwaukee, Wisconsin 53202

Attention: Hoyt R. Stastney

To the Purchaser:

MIG7 INFUSION, LLC
16311 Baycross Drive
Lakewood Ranch, Florida 34202
Attention: Craig Mallitz

with a copy to:

Shumaker, Loop & Kendrick, LLP
Bank of America Plaza
101 East Kennedy Boulevard, Suite 2800
P.O. Box 172609
Tampa, Florida 33672
Attention: Julio C. Esquivel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

7.14

Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect or any Event of Default shall occur, the fact that there exists another representation, warranty, or covenant or Event of Default relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant or that the first Event of Default shall have occurred.

7.15

Complete Agreement. This Agreement, the Note, the other Transaction Documents those other documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede any prior agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7.16

Indemnification. In consideration of the Purchaser’s execution and delivery of this Agreement and acquiring the Note hereunder and in addition to all of each Credit Party’s other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity, the Credit Parties shall, jointly and severally, defend, protect and indemnify the Purchaser and each other holder of the Note and all of their officers, directors, partners, affiliates, employees, agents, representatives, successors and assigns (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), and save and hold each of them harmless from and against, and pay on behalf of or reimburse such party on demand as and when incurred, any and all actions, causes of action, suits, claims, losses (including diminutions in value and consequential damages), costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the “Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Note, (b) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees except to the extent any such Liabilities related thereto are caused by the particular Indemnitee’s gross negligence or willful misconduct and except to the extent there is a final determination by a court of competent jurisdiction that Purchaser has materially breached its obligations under this Agreement, or (c) the past, present or future environmental condition of any property owned, operated or used by a Credit Party, any of its Subsidiaries, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under any Environmental and Safety Requirement, regardless of whether caused by, or within the control of, a Credit Party or any of its Subsidiaries). To the extent that the foregoing undertaking by the Credit Parties may be unenforceable for any reason, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the Liabilities which is permissible under applicable law.

7.17

Payment Set Aside. To the extent that the Credit Parties make a payment or payments to the Purchaser hereunder or under the Note or the Purchaser enforces its rights or exercises its right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Credit Parties, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.18

Jurisdiction and Venue. Each of the parties (i) submits to the jurisdiction of any state or Federal court sitting in Tampa, Florida in any legal suit, action or proceeding arising out of or relating to this Agreement, the Note or any other Transaction Document, (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court, and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement, the Note or any other Transaction Document in any other court, except to the extent such proceeding relates to a mortgage over real property in another jurisdiction and such proceeding is required by law to occur in the jurisdiction in which such property is located. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.13. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Purchaser to bring proceedings against a Credit Party in the courts of any other jurisdiction. The exclusive choice of forum for the Credit Parties set forth in this Section 7.18 shall not be deemed to preclude the enforcement by the Purchaser or any holder of the Note of any judgment obtained in any other forum or the taking by the Purchaser or any holder of the Note of any action to enforce the same in any other appropriate jurisdiction, and the Credit Parties hereby waive the right to collaterally attack any such judgment or action.

7.19

Waiver of Right to Jury Trial. THE CREDIT PARTIES AND EACH HOLDER OF THE NOTE OR NOTES HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE NOTE OR NOTES OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. THE CREDIT PARTIES AGREE THAT THIS SECTION 7.19 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE PURCHASER WOULD NOT PURCHASE THE NOTE OR NOTES HEREUNDER IF THIS SECTION 7.19 WERE NOT PART OF THIS AGREEMENT.

7.20

Certain Waivers. The Credit Parties hereby waive diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Note, and expressly agree that the Note, or any payment thereunder, may be extended from time to time and that the holder thereof may accept security for the Note or release security for the Note, all without in any way affecting the liability of the Credit Parties thereunder.

7.21

USA PATRIOT Act. The Purchaser hereby notifies the Credit Parties and their Affiliates that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow the Purchaser to identify the Credit Parties in accordance with the foregoing act.

Section 8.

Cross-Guaranty of Credit Parties.

8.1

Cross-Guaranty. Each Credit Party hereby agrees that such Credit Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Purchaser and its respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Indebtedness and other obligations owed or hereafter owing to the Purchaser by the other Credit Parties. Each Credit Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 8 shall not be discharged until payment and performance, in full, of the aforementioned Indebtedness and obligations has occurred, and that its obligations under this Section 8 shall be absolute and unconditional, irrespective of, and unaffected by:

(i)

the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Transaction Document or any other agreement, document or instrument to which any Credit Party is or may become a party;

(ii)

the absence of any action to enforce this Agreement (including this Section 8) or any other Transaction Document or the waiver or consent by the Purchaser with respect to any of the provisions thereof;

(iii)

the insolvency of any Credit Party; or

(iv)

any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Credit Party shall be regarded, and shall be in the same position, as principal debtor with respect to the aforementioned Indebtedness and obligations guaranteed hereunder.

8.2

Waivers by Credit Parties. Each Credit Party expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Purchaser to marshal assets or to proceed in respect of the Indebtedness or obligations guaranteed hereunder against any other Credit Party or any other party, or as a condition to proceeding against, such Credit Party. It is agreed among each Credit Party and each Purchaser that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Transaction Documents and that, but for the provisions of this Section 8 and such waivers, each Purchaser would decline to enter into this Agreement.

8.3

Benefit of Guaranty. Each Credit Party agrees that the provisions of this Section 8 are for the benefit of the Purchaser and its respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party and the Purchaser, the obligations of such other Credit Party under the Transaction Documents.

8.4

Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents, each Credit Party hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Credit Party acknowledges and agrees that this waiver is intended to benefit Purchaser and shall not limit or otherwise affect such Credit Party’s liability hereunder or the enforceability of this Section 8, and that Purchaser and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 8.4.

8.5

Election of Remedies. If, in the exercise of any of its rights and remedies, the Purchaser shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by the Purchaser and waives any claim based upon such action, even if such action by the Purchaser shall result in a full or partial loss of any rights of subrogation that a Credit Party might otherwise have had but for such action by the Purchaser. Any election of remedies that results in the denial or impairment of the right of the Purchaser to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party’s obligation to pay or perform all Indebtedness and other obligations owed or hereafter owing to the Purchaser.

8.6

Liability Cumulative. The liability of each of the Credit Parties under this Section 8 is in addition to and shall be cumulative with all liabilities of such Credit Party to the Purchaser under this Agreement and the other Transaction Documents to which such Credit Party is a party or in respect of any obligation of the other Credit Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement on the date first written above.

CREDIT PARTIES:

INFUSION BRANDS, INC.	AS SEEN ON TV, INC.

By:	By:

Name:	Name:

Title:	Title:

EDIETS.COM, INC.	TV GOODS HOLDING CORPORATION

By:	By:

Name:	Name:

Title:	Title:

TRU HAIR, INC.	RONCO FUNDING, LLC

By:	By:

Name:	Name:

Title:	Title:

PURCHASER:

MIG7 INFUSION, LLC

By: Mallitz Investment Group, LLC

By:
Craig Mallitz, President

LIST OF EXHIBITS

Exhibit A – Form of Note

Exhibit B – Form of Warrant

Exhibit C – Description of ASTV Merger

Pursuant to an Agreement and Plan of Merger dated on or about April 1, 2014, ASTV Merger Sub, Inc., a wholly-owned subsidiary of As Seen on TV, Inc. (“ASTV”), will merge with and into Infusion Brands, Inc. (“Infusion”), a wholly owned subsidiary of Infusion Brands International, Inc. (“International”), with Infusion surviving as a wholly owned subsidiary of ASTV. In consideration therefor, International will receive common stock of  ASTV (calculated on a fully diluted basis as of immediately following closing) in an amount sufficient to make it the holder of 75% of the common stock of ASTV. Shares of International will remain outstanding, but because International will have contributed all of its assets and liabilities to Infusion prior to the consummation of the ASTV merger, the sole asset of International will be its 75% ownership interest in ASTV.

Exhibit D – Description of Vicis Restructuring

Pursuant to a Securities Purchase, Exchange and Redemption Agreement dated as of March 6, 2014, by and between Vicis Capital Master Fund (“Vicis”) and Infusion Brands International, Inc. (“International”), Vicis funded an additional $2 million to International (which International used immediately to procure its ownership interest in Ronco Funding LLC) and returned all securities of International owned by Vicis (which included a majority of International's common stock, all of its outstanding shares of Series G Convertible Preferred Stock, warrants to purchase common stock, and certain debt), in exchange for which Vicis received a Senior Secured Debenture issued by International in the original principal amount of $11 million.  Payments under the Senior Secured Debenture are secured by all assets of International pursuant to a security agreement and are guaranteed by Infusion Brands, Inc., which guaranty is supported by a guarantor security agreement securing all assets of Infusion Brands, Inc.  Pursuant to and in furtherance of the ASTV Merger, Infusion Brands, Inc. assumed such Senior Secured Debenture and all obligations of International thereunder prior to the ASTV Merger, and ASTV will assume or has assumed such Senior Secured Debenture and all such obligations from Infusion Brands, Inc. (with Infusion Brands, Inc. continuing as guarantor thereof).

Exhibit E – Description of Ronco Acquisition

Pursuant to an Amended and Restated RFL, Enterprises, and Infusion Agreement dated as of March 6, 2014, by and between Infusion Brands International, Inc., RFL Enterprises LLC, and Ronco Funding LLC, Infusion Brands International, Inc. acquired 100 percent of the membership interests of Ronco Funding LLC from RFL Enterprises LLC.  In consideration thereof, RFL Enterprises LLC received shares of common stock of Infusion Brands International, Inc. equal to 5 percent of Infusion Brands International, Inc. as of the closing thereof.  The sole assets of Ronco Funding LLC are a participation interest in the secured debt of Ronco Holdings, Inc. (the “Ronco Secured Debt”) and an option to procure the remaining interest in such secured debt for an additional $2,350,000.  In conjunction therewith, Infusion Brands International, Inc. established the 2014 Infusion Stock Incentive Plan, pursuant to which common shares constituting 45 percent of Infusion Brands International, Inc. were issued to the Infusion Stock Ownership Trust, and Infusion Brands International, Inc. acquired the right to designate the majority of the board of directors of Ronco Holdings, Inc.  Pursuant to and in furtherance of the ASTV Merger, all rights of Infusion Brands International, Inc. under the Ronco Agreement were assigned to Infusion Brands, Inc.

LIST OF SCHEDULES

Subordinated Debt Schedule

Use of Proceeds Schedule

Working capital for the execution of the Credit Parties’ business plan, including without limitation media production, marketing and advertising of products and the purchase of inventory for both direct TV and retail sales.

Satisfaction of amounts deposited in the Interest Reserve Account or otherwise paid as interest under the Note, loan origination fees, and other expenses arising under the Transaction Documents

Definitions Schedule

Restrictions Schedule

Schedule of Liabilities

Litigation Schedule

Capitalization Schedule

Financial Statement Schedule

Intellectual Property Schedule

Consents Schedule

Environmental Schedule

Affiliated Transactions Schedule